SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2013

EMERSON RADIO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-07731	22-3285224
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 University Plaza, Suite 405, Hackensack, New Jersey 07601

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (973) 428-2000

Not Applicable

(Former Address, if changed since Last Report) (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously reported, since July 2011, Emerson Radio Corp. (the “Company”) has been a defendant in a lawsuit known as Fred Kayne, et al., vs. Christopher Ho, et al. (the “Kayne Litigation”) which was filed in the United States District Court for the Central District of California alleging, among other things, that the Company, certain of its present and former directors and other entities or individuals now or previously associated with The Grande Holdings Limited (In Liquidation) (“Grande”), intentionally interfered with the ability of the plaintiffs to collect on a judgment they had against Grande. As of November 2014, such judgment, with interest, totaled approximately $60 million. Grande is the ultimate corporate parent of the Company’s majority shareholder, S&T International Distribution Limited. The plaintiffs in the Kayne Litigation (the “Plaintiffs”) pursued their claims against the Company largely on the basis of their allegation that the Company was an “alter ego” of Grande because it was part of a “single enterprise” purportedly controlled by the Chairman of the Board of Grande, Christopher Ho.

After the commencement of the Kayne Litigation trial, which began on December 3, 2013, the Company entered into a settlement agreement (the “Settlement Agreement”) with the Plaintiffs, effective as of December 19, 2013, for reasons of economy and finality, the terms and facts of which may not be construed as an admission by any party as to the merits of any of the claims or defenses resolved therein, which fully resolves and settles all outstanding and potential claims against the Company in the Kayne Litigation without acknowledging or attributing fault or liability on the part of the Company.

In deciding that it was in the best interest of the Company and its stockholders to enter into the Settlement Agreement, the Company’s Board considered the contingent risk that in the event that an adverse judgment of as much as $60 million was issued against the defendants by the Court in the Kayne Litigation: (i) that judgment would be enforceable on a “joint and several” basis, such that the entire judgment against all defendants could be enforced, in its entirety, against a single defendant; (ii) that as the only U.S. based defendant in the Kayne Litigation, the Company faced a considerable risk that any such judgment would be enforced against it alone; (iii) that in that event, the Company would face significant legal and practical obstacles in seeking to pursue claims for contribution against the other defendants; and (iv) that the Company would also face significant obstacles in pursuing the appeal of such a judgment because an appeal would require the Company to post collateral sufficient to secure an appeal bond with a face amount in excess of $60 million.

The Settlement Agreement provided for a cash payment of $4.0 million (the “Settlement Amount”) to be paid by the Company to the Plaintiffs, which represents less than 7% of the potential liability the Company faced from an adverse judgment. The Board believed it was prudent to settle for this relatively small amount due to the factors discussed above as well as the uncertainty of the trial outcome in view of the judge’s previous denial of several motions by the Company to dismiss the “alter ego” claims and denial of the Company’s motion for summary judgment. Pursuant to the Settlement Agreement, payment of the Settlement Amount was made by the Company via wire transfer to the Plaintiffs’ attorney’s trust account on December 23, 2013, which payment shall remain in trust, and will not be released from trust to the Plaintiffs until such time as the Company makes an application to the Court to approve the Settlement Agreement as a “good faith” settlement under California law and such application is granted by the Court. On January 13, 2014, the Company filed such application seeking the Court’s approval of the Settlement Agreement as a “good faith” settlement. In the event that the Court does not approve this Settlement Agreement as a “good faith” settlement, then, per the terms of the Settlement Agreement, the Plaintiffs’ attorney shall immediately, upon the Company’s demand, return the Settlement Amount to the Company and the Settlement Agreement and all of its provisions shall be null and void and the Plaintiffs shall have the right to resume the trial of the matter against the Company.

The Company intends to retain special counsel to investigate the ability of the Company to pursue claims against the co-defendants or others with respect to the Settlement Amount paid by the Company to the Plaintiffs.

The payment of the Settlement Amount by the Company is expected to result in the recognition of a $4.0 million expense in the quarter ended December 31, 2013, which would represent a material adverse effect to the results of operations for the quarter ended December 31, 2013 and for the fiscal year which will end on March 31, 2014. The Company does not expect that the payment of the Settlement Amount will have a material adverse effect on its working capital, liquidity or ability to fund its operations.

The foregoing summary of the Settlement Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the terms and conditions of the Settlement Agreement which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Forward Looking Statements

This Current Report on Form 8-K, including Exhibit 99.1, contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management’s judgment regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. The forward-looking statements made in this Form 8-K and the document it incorporates by reference include, without limitation, statements concerning: the expected impact of the Settlement Agreement; whether the conditions to the Settlement Agreement will be satisfied, including the receipt of final Court Approval; whether and to what extent challenges will be made to the Settlement Agreement and the timing of the Court Approval process; whether and to what extent the Plaintiffs may pursue litigation against the Company alone if the Settlement Agreement does not receive Court Approval and the other defendants have settled with the plaintiffs; whether the Company will be able to pursue claims against co-defendants or others, and the possible results of any such claims; and the expected financial effects to the Company’s results of operations, working capital, liquidity and ability to fund its operations. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company’s actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including the statements under “Risk Factors” contained in the Company’s reports filed with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Settlement Agreement effective as of December 19, 2013, by and between Fred Kayne, Stephen Kayne, Milton T. Okun, Rosemary Okun, Don Wohl, Glen Tobias, Ken Berg, Robert A. Bronstein, the Bronstein Family Trust, Bruce Burnam, Kathleen A. Cohen, William Corbett, the Cutler Family Trust of 1989, Martin Goldfarb, M.D., Richard Gunther, James Harpel, Richard L. Milsner, Joel Rumm, D.V.M., Victor Scaravilli, Tri S Partners, Dreiländer Beteiligung Objekt DLF 93/14- KCBeiteiligungs GmbH-KG, a limited partnership formed under the laws of Germany and Zwölfte Dreiländer Beteiligung DLF 92/12-KC-Beiteiligungs GmbH-KG, a limited partnership formed under the laws of Germany, on the one hand, and Emerson Radio Corp., on the other hand.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON RADIO CORP.

By:	/s/ Andrew L. Davis
Andrew L. Davis
Chief Financial Officer

Dated: January 16, 2014